SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2004

AUTHENTIDATE HOLDING CORP.
(Exact name of Registrant as specified in charter)

Delaware	0-20190	14-1673067

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2165 Technology Drive, Schenectady, New York		12308

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (518) 346-7799

(Former name or former address, if changed since last report.)

Item 7: Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press release issued by Authentidate Holding Corp. dated May 10, 2004

Item 8: Change in Fiscal Year.

On May 5, 2004, Authentidate Holding Corp. (the “Registrant”) determined to change its fiscal year to a calendar year commencing with the fiscal year ending December 31, 2005. The Registrant’s current fiscal year will end June 30, 2004. The Registrant intends to file a report on Form 10-K for the transition period from July 1, 2004 to December 31, 2004, in accordance with the reporting requirements of the Securities and Exchange Commission.

Item 12: Results of Operations and Financial Condition.

On May 10, 2004, the Registrant issued a press release announcing results for the fiscal quarter ended March 31, 2004. A copy of the press release is attached as exhibit 99.1. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2004	AUTHENTIDATE HOLDING CORP.
(Registrant)

By /s/ Dennis H. Bunt
Dennis H. Bunt
Chief Financial Officer